Exhibit 99.2

GenVec, Inc.

VOTE BY TELEPHONE

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As a stockholder of GenVec, Inc., you have the option of voting your shares by telephone, eliminating the need to return the proxy card. Your telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Daylight Time on June 14, 2017.

Vote Your Proxy by Phone:		Vote Your Proxy by Mail:
Call (800) 776-9437
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Special Meeting Proxy Card

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3:

1.	To adopt the Agreement and Plan of Merger, dated as of January 24, 2017, among GenVec, Inc., Intrexon Corporation, and Intrexon GV Holding, Inc., as it may be amended from time to time (the “Merger Agreement”).

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To approve, on a non-binding, advisory basis, compensation that will or may become payable to GenVec, Inc.’s named executive officers in connection with the merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement (Proposal 1 above).

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Mark this box with an X if you have made comments below.  ☐

Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

PROXY – GENVEC, INC.

910 Clopper Road, Suite 220N

Gaithersburg, MD 20878

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 15, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all previous proxies and appoints Michael Richman and Douglas J. Swirsky, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of GenVec, Inc., a Delaware corporation, that the undersigned is entitled to vote at the Special Meeting of Stockholders of GenVec, Inc. to be held on Thursday, June 15, 2017, at 8:30 a.m., Eastern Daylight Time, at GenVec’s office located at 910 Clopper Road, Suite 220N, Gaithersburg, MD 20878, or at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS OF GENVEC, INC. THE BOARD OF DIRECTORS OF GENVEC, INC. HAS RECOMMENDED THAT SHAREHOLDERS VOTE “FOR” PROPOSALS 1, 2 AND 3. ACCORDINGLY, IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Continued and to be dated and signed on reverse side.